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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement Number 2-95879 on Form S-8, Post-Effective Amendment Number 9 to Registration Statement Number 2-48986 on Form S-8, and Registration Statement Number 33-53715 on Form S-8 of Texas Industries, Inc. and in the related Prospectuses of our report dated July 12, 1996, with respect to the consolidated financial statements of Texas Industries, Inc. included in the annual report on Form 10-K for the year ended May 31, 1996.



                                                Ernst & Young LLP




Dallas, Texas
August 26, 1996

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